Exhibit 99.1

PetroShare Corp. Executes Agreement to Acquire
Producing Wells and Associated Leases

CENTENNIAL, COLORADO – (May 31, 2016) – PetroShare Corp. (OTC.QB: PRHR) announced today that the Company has entered into a Purchase and Sale Agreement with a major area operator to acquire producing vertical wells and associated leases totaling approximately 4,850 gross and 2,200 net acres in Adams County, Colorado.  A significant portion of the acreage is located within the Company’s Todd Creek Farms project area in Township 1 South, Range 67 West.  All of the acreage is currently held by production.  Closing of the acquisition is scheduled for the second quarter of 2016 and is subject to satisfaction of customary closing conditions, including title and environmental diligence.

If completed, this acquisition would immediately provide the Company with approximately 125 BOEPD of production from the wells.  The acquisition would also allow for the potential drilling of up to 36 Niobrara and Codell one mile long horizontal wells, and includes eight (8) currently-approved horizontal well permits. The Company will own a substantial interest in this acreage acquisition and intends to be the operator.  It is expected that the Company’s strategic partner will exercise its option to acquire 50% of the interest to be acquired by the Company.

The acreage is located in the southern core area of the Greater Wattenberg oil and gas field in the DJ Basin of Northeastern Colorado. Based on independent engineering estimates, the potential reserves associated with this anticipated acquisition would be a significant addition to the Company’s proven reserve base.

Stephen J. Foley, CEO of PetroShare, stated, “We are excited to have the opportunity to expand our asset base and development drilling inventory in this marquee resource play.  The fact that the leases associated with this acquisition are held by production providing us flexibility as to when we choose to further develop the acreage, is important in this commodity price environment.  We also acknowledge the support that we anticipate from our strategic partner, which allows us the opportunity to participate in this significant acquisition.”

ABOUT PETROSHARE CORP

PetroShare Corp. is a domestic oil and natural gas exploration and development company that targets capital deployment opportunities in established unconventional resource plays. Its current focus is in the Niobrara/Codell formations and adjacent oil and gas producing zones in the Rocky Mountain region with specific targets in the Wattenberg field within the DJ Basin of northeast Colorado.

Caution Concerning Forward-Looking Statements

This press release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements and information expressed, as of the date of this news release, PetroShare’s estimates, forecasts, projections, expectations or beliefs as to certain future events and results.  These forward-looking statements include, among others, statements regarding the benefits that PetroShare expects from transactions and plans and objectives of management for future operations.  Forward-looking statements and information are necessarily based on a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, technical, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate.  Therefore, actual results and future events could differ materially from those anticipated in such statements and information.

Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to receipt of working capital, the level of success in exploration, development and production activities, possible defects in title to properties, fluctuations in the market price of crude oil and natural gas, industry risks, possible federal and/or state initiatives related to regulation of hydraulic fracturing, risks related to permitting and the projected timeframes to receive the necessary permits, environmental risks and hazards, uncertainty as to calculation of crude oil and natural gas resources and reserves and other risks described in the Company’s annual report on Form 10-K for the year ended December 31, 2015 and other filings with the Securities and Exchange Commission.  Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof.  PetroShare undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law.  All forward-looking statements and information made in this news release are qualified by this cautionary statement.

For further information contact: Investor Relations: Steve Devanney 303-367-1667 S_Devanny@q.com PetroShare Corp. Tel: (303) 500-1160 www.PetroShareCorp.com